                                                                       Exhibit 2

August 5, 2002



Socrates Acquisition Corporation
One Embarcadero Center, Suite 2750
San Francisco, CA 94111
Attn:    Mr. Jeffrey Ott
         Mr. David Luttway

         Re:      Transaction Involving Nobel Learning Communities, Inc.

Gentlemen:

         I am writing this letter in connection with the transaction whereby Socrates Acquisition Corporation, a Delaware corporation ("Socrates Acquisition") will merge with and into (the "Merger") Nobel Learning Communities, Inc. (together with its subsidiaries, the "Company") pursuant to the terms and conditions of a Merger Agreement, of even date herewith, between Socrates Acquisition and the Company (the "Merger Agreement").

         This letter will confirm my commitment to purchase equity securities of Socrates representing 0.1% of its common equity for an aggregate purchase price of $74,100. The proceeds of my equity financing shall be used solely as part of the equity contribution required to consummate the Merger.

         My obligations under this letter are contingent upon the purchase by Gryphon Partners II, L.P. and its affiliates ("Gryphon") and Cadigan Investment Partners and its affiliates ("Cadigan") of those amounts of equity securities of Socrates Acquisition as set forth in the letters between Socrates Acquisition and each of Gryphon and Cadigan dated as of the date hereof. This commitment will terminate upon the termination of Socrates Acquisition's obligations under the Merger Agreement. Nothing set forth in this letter shall be construed to confer upon or give to any person other than Socrates Acquisition any rights or remedies under or by reason of this commitment; provided, however, that the Company shall be an express third party beneficiary of this Agreement and therefore this commitment may not be amended or terminated and may not be waived without the express written consent of the Company.

         This letter constitutes the entire agreement among us or any of our respective affiliates, and supersedes all prior communications, agreements and understandings, written or oral, with respect to the subject matter contained herein. This letter may be signed in counterparts, all of which shall constitute the same agreement, shall be governed by the domestic substantive laws of New York, and shall bind and inure to the benefit of the parties and their respective successors and assigns.

                                   Very truly yours,


                                   /s/ Scott Clegg
                                   -----------------------------------
                                   Scott Clegg

Accepted:

SOCRATES ACQUISITION CORPORATION


By:    /s/ Jeffrey Ott
       ------------------------------------
       Co-President



By:    /s/ David Luttway
       ------------------------------------
       Co-President

August 5, 2002


Socrates Acquisition Corporation
One Embarcadero Center, Suite 2750
San Francisco, CA 94111
Attn:    Mr. Jeffrey Ott
         Mr. David Luttway

         Re:      Transaction Involving Nobel Learning Communities, Inc.
                  ------------------------------------------------------

Gentlemen:

         I am writing this letter in connection with the transaction whereby Socrates Acquisition Corporation, a Delaware corporation ("Socrates Acquisition") will merge with and into (the "Merger") Nobel Learning Communities, Inc. (together with its subsidiaries, the "Company") pursuant to the terms and conditions of a Merger Agreement, of even date herewith, between Socrates Acquisition and the Company (the "Merger Agreement").

         This letter will confirm my commitment to purchase equity securities of Socrates representing 0.1% of its common equity for an aggregate purchase price of $74,100. The proceeds of my equity financing shall be used solely as part of the equity contribution required to consummate the Merger.

         My obligations under this letter are contingent upon the purchase by Gryphon Partners II, L.P. and its affiliates ("Gryphon") and Cadigan Investment Partners and its affiliates ("Cadigan") of those amounts of equity securities of Socrates Acquisition as set forth in the letters between Socrates Acquisition and each of Gryphon and Cadigan dated as of the date hereof. This commitment will terminate upon the termination of Socrates Acquisition's obligations under the Merger Agreement. Nothing set forth in this letter shall be construed to confer upon or give to any person other than Socrates Acquisition any rights or remedies under or by reason of this commitment; provided, however, that the Company shall be an express third party beneficiary of this Agreement and therefore this commitment may not be amended or terminated and may not be waived without the express written consent of the Company.

         This letter constitutes the entire agreement among us or any of our respective affiliates, and supersedes all prior communications, agreements and understandings, written or oral, with respect to the subject matter contained herein. This letter may be signed in counterparts, all of which shall constitute the same agreement, shall be governed by the domestic substantive laws of New York, and shall bind and inure to the benefit of the parties and their respective successors and assigns.

                                       Very truly yours,


                                       /s/ Robert Zobel
                                       -----------------------------
                                       Robert Zobel

Accepted:

SOCRATES ACQUISITION CORPORATION


By:    /s/ Jeffrey Ott
       -----------------------------------
       Co-President


By:    /s/ David Luttway
       -----------------------------------
       Co-President

August 5, 2002


Socrates Acquisition Corporation
One Embarcadero Center, Suite 2750
San Francisco, CA 94111
Attn:    Mr. Jeffrey Ott
         Mr. David Luttway

         Re:      Transaction Involving Nobel Learning Communities, Inc.

Gentlemen:

         I am writing this letter in connection with the transaction whereby Socrates Acquisition Corporation, a Delaware corporation ("Socrates Acquisition") will merge with and into (the "Merger") Nobel Learning Communities, Inc. (together with its subsidiaries, the "Company") pursuant to the terms and conditions of a Merger Agreement, of even date herewith, between Socrates Acquisition and the Company (the "Merger Agreement").

         I hereby confirm that as of the date hereof, I am the record and beneficial owner of (i) 284,048 shares of Common Stock, par value $.001 per share of the Company ("Common Stock"), (ii) 477,500 shares of Series A Preferred Stock, par value $.001 per share of the Company ("Series A Preferred Stock"),
(iii) 403,226 shares of Series C Preferred Stock, par value $.001 per share of the Company ("Series C Preferred Stock") and (iv) the number of options to purchase shares of Common Stock set forth on Schedule 1 hereto, which list shall specify the grant date of such options, the plan, if any, such options were issued pursuant to, the exercise price of such options and the extent to which, as of the effective time of the Merger, such options will be vested. I hereby agree that as of the effective time of the Merger, I will be the record and beneficial owner of at least the number of shares of Common Stock and Preferred Stock and options to purchase Common Stock at the specified exercise prices, each as set forth on Schedule 2 hereto (the "Rollover Securities"). I agree that if I own shares of Common Stock, Preferred Stock and/or options to purchase Common Stock in excess of the amount of Rollover Securities, I shall not engage in any transaction on or prior to the effective time of the Merger if, after consummation of such transaction, I will not directly own, beneficially and of record, the number of shares of Common Stock, the number of shares of Preferred Stock and the specified options to purchase Common Stock designated as Rollover Securities.

         I hereby agree that, as of the effective time of the Merger, I waive and relinquish the right to receive the merger consideration specified in the Merger Agreement with respect to the Rollover Securities and that such Rollover Securities will be converted, by action of the Merger, into new shares and options of the Company (as surviving the Merger) as specified in Sections 2.01(c) and 2.01(f) of the Merger Agreement.

         My obligations under this letter are contingent upon the purchase by Gryphon Partners II, L.P. and its affiliates ("Gryphon") and Cadigan Investment Partners and its affiliates ("Cadigan") of those amounts of equity securities of Socrates Acquisition as set forth in the letters between Socrates Acquisition and each of Gryphon and Cadigan dated as of the date hereof. This commitment will terminate upon the termination of Socrates Acquisition's obligations under the Merger Agreement. Nothing set forth in this letter shall be construed to confer upon or give to any person other than Socrates Acquisition any rights or remedies under or by reason of this commitment; provided, however, that the Company shall be an express third party beneficiary of this Agreement and therefore this commitment may not be amended or terminated and may not be waived without the express written consent of the Company.

         This letter constitutes the entire agreement among us or any of our respective affiliates, and supersedes all prior communications, agreements and understandings, written or oral, with respect to the subject matter contained herein. This letter may be signed in counterparts, all of which shall constitute the same agreement, shall be governed by the domestic substantive laws of New York, and shall bind and inure to the benefit of the parties and their respective successors and assigns.

                                         Very truly yours,


                                         /s/ A. J. Clegg
                                         -----------------------------------
                                         A. J. Clegg


Accepted:

SOCRATES ACQUISITION CORPORATION


By:    /s/ Jeffrey Ott
       -----------------------------------
       President



By:    /s/ David Luttway
       -----------------------------------
       President

August 5, 2002


Socrates Acquisition Corporation
One Embarcadero Center, Suite 2750
San Francisco, CA 94111
Attn:    Mr. Jeffrey Ott
         Mr. David Luttway

         Re:      Transaction Involving Nobel Learning Communities, Inc.

Gentlemen:

         I am writing this letter in connection with the transaction whereby Socrates Acquisition Corporation, a Delaware corporation ("Socrates Acquisition") will merge with and into (the "Merger") Nobel Learning Communities, Inc. (together with its subsidiaries, the "Company") pursuant to the terms and conditions of a Merger Agreement, of even date herewith, between Socrates Acquisition and the Company (the "Merger Agreement").

         I hereby confirm that as of the date hereof, I am the record and beneficial owner of (i) 17,500 shares of Common Stock, par value $.001 per share of the Company ("Common Stock"), (ii) 50,000 shares of Series A Preferred Stock, par value $.001 per share of the Company ("Series A Preferred Stock"), and (iii) the number of options to purchase shares of Common Stock set forth on Schedule 1 hereto, which list shall specify the grant date of such options, the plan, if any, such options were issued pursuant to, the exercise price of such options and the extent to which, as of the effective time of the Merger, such options will be vested. I hereby agree that as of the effective time of the Merger, I will be the record and beneficial owner of at least the number of shares of Common Stock and Preferred Stock and options to purchase Common Stock at the specified exercise prices, each as set forth on Schedule 2 hereto (the "Rollover Securities"). I agree that if I own shares of Common Stock, Preferred Stock and/or options to purchase Common Stock in excess of the amount of Rollover Securities, I shall not engage in any transaction on or prior to the effective time of the Merger if, after consummation of such transaction, I will not directly own, beneficially and of record, the number of shares of Common Stock, the number of shares of Preferred Stock and the specified options to purchase Common Stock designated as Rollover Securities.

         I hereby agree that, as of the effective time of the Merger, I waive and relinquish the right to receive the merger consideration specified in the Merger Agreement with respect to the Rollover Securities and that such Rollover Securities will be converted, by action of the Merger, into new shares and options of the Company (as surviving the Merger) as specified in Sections 2.01(c) and 2.01(f) of the Merger Agreement.

         My obligations under this letter are contingent upon the purchase by Gryphon Partners II, L.P. and its affiliates ("Gryphon") and Cadigan Investment Partners and its affiliates ("Cadigan") of those amounts of equity securities of Socrates Acquisition as set forth in the letters between Socrates Acquisition and each of Gryphon and Cadigan dated as of the date hereof. This commitment will terminate upon the termination of Socrates Acquisition's obligations under the Merger Agreement. Nothing set forth in this letter shall be construed to confer upon or give to any person other than Socrates Acquisition any rights or remedies under or by reason of this commitment; provided, however, that the Company shall be an express third party beneficiary of this Agreement and therefore this commitment may not be amended or terminated and may not be waived without the express written consent of the Company.

         This letter constitutes the entire agreement among us or any of our respective affiliates, and supersedes all prior communications, agreements and understandings, written or oral, with respect to the subject matter contained herein. This letter may be signed in counterparts, all of which shall constitute the same agreement, shall be governed by the domestic substantive laws of New York, and shall bind and inure to the benefit of the parties and their respective successors and assigns.

                                       Very truly yours,

                                       /s/ John Frock
                                       ------------------------------
                                       John Frock

Accepted:

SOCRATES ACQUISITION CORPORATION


By:    /s/ Jeffrey Ott
       -----------------------------------
       Co-President


By:    /s/ David Luttway
       -----------------------------------
       Co-President

                                      -2-